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                                                                 EXHIBIT 10.13


                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------


     This First Amendment to Loan and Security Agreement ("First Amendment") is made as of June 1 , 1995 by and between THE CIT GROUP/EQUIPMENT FINANCING, INC. ("Lender") and DSN CORPORATION ("Borrower").

     WHEREAS, Lender and Borrower entered into a Loan and Security Agreement dated as of October 31, 1994 ("Loan Agreement") pursuant to which Lender made certain loans to Borrower upon the terms and conditions set forth in the Loan Agreement and the related Loan Documents;

     WHEREAS, Lender has agreed to increase the amount of the loans under the Loan Agreement; and

     WHEREAS, Lender and Borrower have agreed to certain other modifications and amendments to the Loan Agreement as set forth in this First Amendment.

     NOW, THEREFORE, in consideration of the terms and conditions herein, and of any loans or other credit facilities heretofore, now or hereafter made to or for the benefit of Borrower by Lender, the parties hereto agree to the following amendments. and modifications to the Loan Agreement:

     1.   Definitions.  The term "Note" shall be amended to mean that certain
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Amended and Restated Promissory Note which evidences the Loan, substantially in the form attached hereto as Exhibit "A".

     2.   The Loan.  Section 2.1 of the Loan Agreement shall be amended to
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increase the amount Lender is willing to lend to a sum not to exceed the principal amount of sixteen million, five hundred thousand dollars ($16,500,000) (the "Loan"), the proceeds of which are to be disbursed by Lender exclusively for the payment of the costs and expenses incurred in connection with the construction and testing of the DSN Plant and the costs and expenses incurred in connection with the preparation, negotiation, recordation, title insurance and filing requirements pursuant to the Loan Documents.

     3.   Disbursement Methods.  Pursuant to Section 2.2 of the Loan Agreement,
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Lender has disbursed the initial $12,750,000 of the Loan proceeds. Pursuant to the terms hereof, Lender has agreed to advance an additional $3,750,000 in two disbursements. Concurrent with the execution of this First Amendment, Lender will make the first disbursement of $1,875,000. The second (and final) disbursement of the remaining $1,875,000 will be made upon Borrower's successful completion and demonstration of the DSN Plant reliability test (the "Test") defined herein as: (1) Strong Nitrate Acid ("SNA") product quality meeting grade specifications pursuant to the offtake Agreement dated January 1, 1994 with Monsanto Company ("product specifications"); (2) SNA product throughput
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meeting the product specifications; and (3) reliability demonstrated by the DSN
Plant operating for the earlier of, a period of thirty (30) consecutive calendar days at the rate of 275 tons per day of SNA meeting the product specifications, or 8,250 tons of SNA meeting the product specifications. The Test may be interrupted for any reason ("Incident") and receive full credit for production prior to the Incident provided that the 275 tons per day volume indicated above at product specification is produced in 30 consecutive days.

     Upon completion of the Test, Borrower shall issue a "Final Completion Certificate" to Lender and Lender's consultant, Brown and Root, Inc. Upon receipt of the Final Completion Certificate, Brown & Root, Inc. shall issue to Lender an "Independent Consultant Completion Certificate" in form and substance satisfactory to Lender confirming completion of the Test. Failure of Borrower to complete such Test and Brown & Root, Inc. issuing its acceptable "Independent Consultant Completion Certificate" to Lender by July 31, 1995 shall, unless otherwise agreed by Lender, terminate any requirement of Lender to make such second disbursement.

     Except as may otherwise be expressly modified by this First Amendment, the remaining terms and conditions of Section 2.2 of the Loan Agreement remain in effect.

     4.   Repayment of the Loan.  Section 2.3 of the Loan Agreement shall be
          ---------------------
amended to reflect the modifications in the repayment provisions of the Note as follows:

     (a) Lender has advanced the full above-referenced $12,750,000 of Loan proceeds to Borrower. Concurrent with the execution of this First Amendment, Lender shall advance the first additional disbursement of $1,875,000, resulting in a then aggregate principal advance of $14,625,000. Principal and precomputed interest thereon shall be payable in 84 equal consecutive monthly installments. For purposes of amortization and payment of the principal and precomputed interest under the Note, the Term Out Period shall be deemed to commence June 1, 1995 with the first installment payment in the amount of $234,279.80 being due on July 1, 1995 and thereafter payable in eighty-three (83) equal consecutive monthly payments. Provided, however, that at such time as the second disbursement of $1,875,000 is made by Lender, the second disbursement will be added to the then outstanding principal balance of the Note and the then remaining installments during the remaining Term Out Period shall be recalculated to provide for equal consecutive monthly installments of the then aggregate unpaid principal balance and precomputed interest thereon for the remainder of the Term Out Period.

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     (b)  The principal balance outstanding under the Note, and all accrued and unpaid interest and charges not sooner paid when due under the Note, and all other Obligations of Borrower owing under any and all of the Loan Documents shall be due and payable in full on the last day of the Term Out Period (June 1, 2002) unless due and payable earlier as provided in the Loan Documents.

     (c) In the event the DSN Plant shall not be fully operational, and the requirements for the DSN Plant Completion Date shall not have been completed by October 15, 1995, the principal balance outstanding under the Note and all accrued and unpaid interest and charges not sooner paid when due under the Note, and all other Obligations of Borrower owing under any and all of the Loan Documents shall at the option of Lender, be fully due and payable on October 15, 1995.

     5.   Conditions Subsequent to Lending.  Within thirty (30) days of the date
          --------------------------------
of the execution of this First Amendment:

     (a) Borrower shall provide Lender with Amendments to the term and fee under the Consulting Agreement and the term and rents under DSN Plant Equipment Lease, the Ground Lease and the Ground Sublease in such amounts and for such terms as may be acceptable to Lender, in its sole discretion.

     (b) UCC follow-up searches shall be obtained reflecting Lender's first priority lien in the personal property Collateral.

     (c) Lender shall have received an executed Modification to the Leasehold Mortgage in form and priority as may be acceptable to Lender, in its sole discretion, and such Modification to Leasehold Mortgage shall have been recorded and any recording fees and any Arkansas intangible recording tax shall have been paid in full. Lender shall also have received an ALTA lender's endorsement to its policy of title insurance, in form, amount with such priority and endorsements as Lender may reasonably require.

     (d)  Borrower shall have paid to Lender in full all fees and expenses.

     6.   Representations and Warranties. Borrower represents and warrants as
          ------------------------------
follows:

     (a) Each of the representations and warranties contained in the Loan Agreement is hereby reaffirmed as of the date hereof, each as if set forth herein;

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     (b)  The execution, delivery and performance of this First Amendment are within Borrower's powers, have been duly authorized by all necessary action, have received all necessary approvals, if any, and do not contravene any law or any contractual restrictions binding on Borrower;

     (c) This First Amendment is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

     (d) No event has occurred and is continuing or would result from this First Amendment which constitutes a Default under the Loan Agreement, as amended and modified hereby.

     7.   Miscellaneous.  This First Amendment shall be part of the Loan
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Agreement, the terms of which are incorporated herein, and the breach of any representation, warranty or covenant contained herein or the failure to observe or comply with any term or agreement contained herein, shall constitute a Default under the Loan Agreement and Lender shall be entitled to exercise all rights and remedies it may have under the Loan Agreement, the Loan Documents and at applicable law. Borrower agrees to pay all costs, expenses and attorneys' fees incurred by Lender in connection with the negotiation and preparation of this First Amendment and any other documents in connection herewith including all search, recording and title insurance expenses and in carrying out or enforcing the terms of this First Amendment. Except as expressly provided herein, Lender is not waiving any rights under the Loan Agreement or any other Loan Document and, except as expressly provided herein or as previously modified in a writing signed by Lender, all of the terms, covenants, and conditions of the. Loan Agreement remain unmodified and in full force and effect. Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Loan Agreement. This First Amendment may be executed in counterparts, which counterparts, when so executed and delivered, shall together constitute but one original.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to be effective as of the first date above written.

"Borrower"                                   "Lender"

DSN CORPORATION                              THE CIT GROUP/EQUIPMENT
                                             FINANCING, INC.


By:  /s/ B. H. Golsen                        By: _______________________________
    ------------------------

Its:      VP                                 Its: ______________________________
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     The undersigned Guarantors acknowledge and consent to the foregoing First
Amendment, confirm that such additional loans by Lender are part of the Obligations guaranteed by each of the undersigned's Guaranty, and further confirm that each such Guaranty is in full force and effect.


     LSB INDUSTRIES, INC., a Delaware corporation



          By:  /s/ David R. Goss
               ------------------------------

          Title:  Vice President
                 ----------------------------


     LSB CHEMICAL CORP., an Oklahoma corporation



          By:  /s/ David R. Goss
              -------------------------------

          Title:  Vice President
                 ----------------------------

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